UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on March 29, 2005 as follows:

Cleveland-Cliffs Announces New $350 Million Credit Facility

Cleveland, OH—March 29, 2005—Cleveland-Cliffs Inc (NYSE: CLF) today announced that it has entered into a $350 million unsecured credit agreement with a syndicate of 13 financial institutions, jointly led by Fifth Third Bank and Bank of America Corporation.

With the new facility, Cliffs has $350 million in borrowing capacity under a revolving credit line, with no scheduled maturities other than the three-year term of the agreement. The new credit agreement replaces an existing $30 million unsecured revolving credit facility with Fifth Third Bank, which was scheduled to expire in April 2005.

Commenting on today’s announcement, Chief Financial Officer and Treasurer Donald J. Gallagher stated: "We are pleased by the support and confidence we received from our lenders. The enhanced financial flexibility and liquidity provided by this new facility enable Cliffs not only to complete its funding needs for the Portman acquisition, but also support its long-term strategies for shareholder value creation."

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * * * * *

References in this news release to "Cleveland-Cliffs," "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. Actual results may differ materially from such statements for a variety of factors. Risks and uncertainties include: the expectations for the Company’s iron ore sales and pricing in 2005 and its projected liquidity requirements may differ significantly from actual results because of changes in demand for iron ore and steel globally, the timing of iron ore sales, and other factors.

Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s most recent Annual Report and Reports on Form 10-K and 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

For further information, please call:

Contact: Cleveland-Cliffs Inc
Media: 216-694-4870
Financial Community: 1-800-214-0739 or 216-694-5459

News releases and other information on the Company are available on the Internet at http://www.cleveland-cliffs.com .

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

March 30, 2005	By:	Donald J. Gallagher

Name: Donald J. Gallagher
Title: Senior Vice President, CFO and Treasurer